Exhibit 99.1

Great Elm Capital Corp. Announces

THIRD Quarter 2025 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET on November 5, 2025

Board Maintains $0.37 Per Share Distribution and Announces $10 Million Share Repurchase Authorization

GECC Strengthened its Balance Sheet Raising $27 Million of Equity and Refinancing Highest Cost Debt

NAV Decline From $12.10 to $10.01 Per Share Primarily Due to Losses on First Brands; NII Lower As Anticipated Due to Uneven CLO JV Distributions and Lack of a Preference Share Dividend

NII Expected to Recover in the Fourth Quarter with Increased CLO JV Distributions,
Normalized Interest Expense and Income Generation From New Deployments

PALM BEACH GARDENS, Florida, November 4, 2025 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced its financial results for the third quarter ended September 30, 2025.

Management Commentary

“As outlined in our October 7th press release, GECC was impacted by the First Brands bankruptcy which was the key driver of our NAV decline in the quarter to $10.01 per share as of September 30th from $12.10 per share at the end of the second quarter,” said Matt Kaplan, GECC's Chief Executive Officer. “In addition, as highlighted on our August conference call, we saw NII step down as anticipated, driven by the uneven cadence of CLO cash flows, the lack of a distribution on preference shares received in the second quarter, and elevated expenses associated with our baby bond refinancing. We currently expect NII to recover in the fourth quarter with normalized interest expense, increased CLO JV distributions and income from new deployments.”

“We continued to strengthen our balance sheet in the third quarter, raising approximately $27 million of equity. Additionally, we successfully refinanced our highest cost debt, the 8.75% GECCZ Notes, with the issuance of our new 7.75% GECCG Notes, and doubled the size of our revolving credit facility while reducing its interest rate, resulting in lower borrowing costs going forward,” added Mr. Kaplan. “Looking ahead, we have ample liquidity and our leverage is consistent with our historical operating levels at approximately 1.5x debt-to-equity. We have begun to realize capital distributions on our non-yielding CoreWeave equity-related investment, and we are well positioned to deploy capital into additional cash-generating investments.”

Shareholder Returns

▪
The Board of Directors approved a quarterly dividend of $0.37 per share for the fourth quarter of 2025, equating to a 19.8% annualized yield on GECC’s November 3, 2025 closing price of $7.48.
▪
Subsequent to quarter end, the Board of Directors authorized a new share repurchase program whereby the Company may repurchase up to an aggregate of $10 million of its outstanding common shares.

Third Quarter Operating Highlights

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Total investment income (“TII”) for the quarter ended September 30, 2025, was $10.6 million as compared to $14.3 million for the quarter ended June 30, 2025.
▪
TII in the prior quarter benefited from higher income received from CLO investments and the receipt of a $2.1 million distribution on preference shares from an insurance-related investment.
▪
GECC received $1.5 million of cash distributions from the CLO JV in the quarter ended September 30, 2025, as compared to $4.3 million in the quarter ended June 30, 2025. Additionally, in the fourth quarter through November 3rd, GECC received $4.3 million of cash distributions from the CLO JV.
▪
Net investment income (“NII”) for the quarter ended September 30, 2025, was $2.4 million, or $0.20 per share, as compared to $5.9 million, or $0.51 per share, for the quarter ended June 30, 2025.
▪
In addition to lower TII, in the third quarter NII was adversely impacted by elevated interest expense of approximately $1.1 million due to impacts from the baby-bond refinancing from the write-off of deferred offering costs and double-interest expense for most of September.
▪
Net assets were $140.1 million, or $10.01 per share, on September 30, 2025, as compared to $140.0 million, or $12.10 per share, on June 30, 2025.
▪
The decrease in net asset value (“NAV”) per share was primarily driven by unrealized losses on First Brands investments, as detailed in the Company’s October 7th press release.
▪
GECC’s asset coverage ratio was 168.2% as of September 30, 2025, as compared to 169.5% as of June 30, 2025.

Third Quarter and Other Recent Capital Activity

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The Company generated net proceeds of approximately $27 million from equity issuances totaling approximately 2.4 million shares of common stock in the third quarter.
▪
The Company utilized its at-the-market (“ATM”) program to issue 1.1 million shares of common stock in the third quarter for net proceeds of approximately $13 million.
▪
In August, GECC issued approximately 1.3 million shares in a private placement to Poor Richard, LLC for net proceeds of $14 million.
▪
In August, GECC amended its Revolving Credit Facility to increase the borrowing capacity to $50 million from $25 million and reduced the interest rate by 0.50% per annum to SOFR + 2.50%.
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The amendment allows GECC, under certain circumstances and subject to lender approval, to increase the overall borrowing capacity by an additional $40 million to $90 million in aggregate.
▪
In September, GECC issued $50 million principal amount of its of 7.75% Notes due December 31, 2030 (NASDAQ: GECCG) and redeemed all of its $40 million principal amount of 8.75% Notes due September 30, 2028 (NASDAQ: GECCZ).
▪
In October, the underwriters exercised their overallotment option in full to purchase an additional $7.5 million principal amount of the 7.75% GECCG Notes.

Financial Highlights – Per Share Data

	Q3/2024	Q4/2024	Q1/2025	Q2/2025	Q3/2025
Earnings Per Share (“EPS”)	$0.33	$0.17	$0.04	$1.02	($1.79)
Net Investment Income (“NII”) Per Share	$0.39	$0.20	$0.40	$0.51	$0.20
Pre-Incentive Net Investment Income Per Share	$0.49	$0.20	$0.50	$0.64	$0.20
Net Realized and Unrealized Gains / (Losses) Per Share	($0.06)	($0.03)	($0.36)	$0.51	($1.98)
Net Asset Value Per Share at Period End	$12.04	$11.79	$11.46	$12.10	$10.01
Distributions Paid / Declared Per Share	$0.35	$0.40	$0.37	$0.37	$0.37

Portfolio and Investment Activity

As of September 30, 2025, GECC held total investments of $325.1 million at fair value, as follows:

•
64 debt investments in corporate credit, totaling approximately $189.3 million, representing 58.2% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
An investment in Great Elm Specialty Finance, totaling approximately $44.7 million, comprised of two debt investments of $31.3 million and one equity investment of $13.4 million, representing 9.6% and 4.1%, respectively, of the fair market value of the Company’s total investments.
•
CLO investments, totaling approximately $52.3 million, representing 16.1% of the fair market value of the Company’s total investments.
•
Three dividend-paying equity investments, totaling approximately $10.5 million, representing 3.2% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $28.2 million, representing 8.7% of the fair market value of the Company’s total investments.

As of September 30, 2025, the weighted average current yield on the Company’s debt portfolio was 11.5%(1). Floating rate instruments comprised approximately 67% of the fair market value of debt investments and the Company’s fixed rate debt investments had a weighted average maturity of 2.8 years.

During the quarter ended September 30, 2025, the Company deployed approximately $56.6 million into 36 investments(2) at a weighted average current yield of 10.7%.

During the quarter ended September 30, 2025, the Company monetized, in part or in full, 40 investments for approximately $42.9 million(3), at a weighted average current yield of 13.3%. Monetizations include $28.2 million of mandatory debt paydowns and redemptions at a weighted average current yield of 14.3%.

Financial Review

Total investment income for the quarter ended September 30, 2025 was $10.6 million, or $0.86 per share. Total expenses for the quarter ended September 30, 2025 were approximately $8.2 million, or $0.67 per share, inclusive of excise tax expense.

Net realized and unrealized losses for the quarter ended September 30, 2025 were approximately $24.4 million, or $1.98 per share.

Liquidity and Capital Resources

As of September 30, 2025, cash and money market fund investments totaled approximately $24.3 million. In addition, GECC had availability of $50.0 million on its revolving line of credit (the “Revolver”) as of September 30, 2025.

As of September 30, 2025, total debt outstanding (par value) was $205.4 million, comprised of 5.875% senior notes due June 2026 (NASDAQ: GECCO), 8.50% senior notes due April 2029 (NASDAQ: GECCI), 8.125% senior notes due December 2029 (NASDAQ: GECCH), and 7.75% senior notes due December 2030 (NASDAQ: GECCG).

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.37 per share for the quarter ending December 31, 2025 to be paid from distributable earnings. The fourth quarter distribution will be payable on December 31, 2025 to stockholders of record as of December 15, 2025.

The distribution equates to a 19.8% annualized dividend yield on the Company’s closing market price on November 3, 2025 of $7.48 and a 14.8% annualized dividend yield on the Company’s September 30, 2025 NAV of $10.01 per share.

Stock Repurchase Program

The Company’s Board of Directors has authorized a new share repurchase program, whereby the Company may repurchase up to an aggregate of $10 million of its outstanding common shares.

Conference Call and Webcast

GECC will discuss these results in a conference call at 8:30 a.m. ET on November 5, 2025.

Conference Call Details

Date/Time: Wednesday, November 5, 2025 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 844-825-9789

(International): 412-317-5180

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the

“Events and Presentations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “Events and Presentations” section of GECC’s website or by clicking on the webcast link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses and CLOs. For additional information, please visit http://www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements include statements regarding our future business plans and expectations. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. The key factors that could cause actual results to differ materially from those projected in the forward-looking statements include, without limitation: conditions in the credit markets, our expected financings and investments, including interest rate volatility, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date and excludes five non-accrual investments with a fair value of $4.9 million as of September 30, 2025.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $267,160 and $244,378, respectively)	$241,014	$240,958
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $88,698 and $8,448, respectively)	88,698	8,448
Affiliated investments, at fair value (amortized cost of $12,378 and $12,378, respectively)	-	-
Controlled investments, at fair value (amortized cost of $94,684 and $87,014, respectively)	84,092	83,304
Total investments	413,804	332,710

Cash and cash equivalents	-	-
Receivable for investments sold	67	5,065
Interest receivable	3,383	3,306
Dividends receivable	1,305	364
Due from portfolio company	32	32
Due from affiliates	146	160
Deferred financing costs	301	237
Prepaid expenses and other assets	1,011	154
Total assets	$420,049	$342,028

Liabilities
Notes payable (including unamortized discount of $5,211 and $5,705, respectively)	$200,189	$189,695
Revolving credit facility	-	-
Payable for investments purchased	75,628	11,194
Interest payable	296	32
Accrued incentive fees payable	1,145	1,712
Distributions payable	-	577
Due to affiliates	1,570	1,385
Accrued expenses and other liabilities	1,123	1,320
Total liabilities	$279,951	$205,915

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 13,998,168 shares issued and outstanding and 11,544,415 shares issued and outstanding, respectively)	$140	$115
Additional paid-in capital	359,371	332,111
Accumulated losses	(219,413)	(196,113)
Total net assets	$140,098	$136,113
Total liabilities and net assets	$420,049	$342,028
Net asset value per share	$10.01	$11.79

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,907	$6,321	$18,869	$18,276
Non-affiliated, non-controlled investments (PIK)	866	826	2,121	2,267
Affiliated investments	-	-	-	64
Controlled investments	810	974	2,528	2,858
Total interest income	7,583	8,121	23,518	23,465
Dividend income from:
Non-affiliated, non-controlled investments	95	584	2,663	2,015
Controlled investments	1,965	3,002	9,245	3,912
Total dividend income	2,060	3,586	11,908	5,927
Other commitment fees from non-affiliated, non-controlled investments	-	-	-	700
Other income from:
Non-affiliated, non-controlled investments	999	20	1,814	92
Non-affiliated, non-controlled investments (PIK)	-	-	174	-
Total other income	999	20	1,988	92
Total investment income	$10,642	$11,727	$37,414	$30,184

Expenses:
Management fees	$1,253	$1,201	$3,803	$3,209
Incentive fees	-	1,018	2,620	2,580
Administration fees	505	375	1,243	1,156
Custody fees	38	38	113	110
Directors’ fees	53	52	159	160
Professional services	587	409	1,470	1,210
Interest expense	5,485	4,210	14,054	10,490
Other expenses	50	277	665	866
Total expenses	$7,971	$7,580	$24,127	$19,781
Net investment income before taxes	$2,671	$4,147	$13,287	$10,403
Excise tax	$238	$75	$374	$80
Net investment income	$2,433	$4,072	$12,913	$10,323

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$6,156	$227	$6,879	$2,738
Affiliated investments	-	(1)	-	(626)
Realized loss on repurchase of debt	-	(3)	-	(3)
Total net realized gain (loss)	6,156	223	6,879	2,109
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(28,339)	715	(22,726)	(6,674)
Affiliated investments	-	1	-	(22)
Controlled investments	(2,262)	(1,537)	(6,882)	(4,046)
Total net change in unrealized appreciation (depreciation)	(30,601)	(821)	(29,608)	(10,742)
Net realized and unrealized gains (losses)	$(24,445)	$(598)	$(22,729)	$(8,633)
Net increase (decrease) in net assets resulting from operations	$(22,012)	$3,474	$(9,816)	$1,690

Earnings per share (basic and diluted):	$(1.79)	$0.33	$(0.83)	$0.18
Weighted average shares outstanding (basic and diluted):	12,315,210	10,449,888	11,808,363	9,556,695